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                                                                     EXHIBIT 1.1

                             LODGIAN CAPITAL TRUST I

                                  3,500,000

                 7% Convertible Redeemable Equity Structured
                     Trust Securities ("CRESTS")

                               PURCHASE AGREEMENT

                                                                    June 9, 1998

NATIONSBANC MONTGOMERY SECURITIES LLC
600 Montgomery Street
San Francisco, California 94111

Ladies and Gentlemen:

      Lodgian Capital Trust I, a Delaware statutory business trust (the "Trust"), proposes to sell to NationsBanc Montgomery Securities LLC (the "Initial Purchaser") 3,500,000 of its 7% Convertible Redeemable Equity Structured Trust Securities ("CRESTS"), liquidation amount $50 per CRESTS (the "Firm CRESTS"). In addition, the Trust proposes to grant to the Initial Purchaser an option to purchase up to an additional 525,000 CRESTS on the terms and for the purposes set forth in Section 3 (the "Option CRESTS"). The Firm CRESTS and the Option CRESTS, if purchased, are hereinafter collectively called the "CRESTS." The CRESTS will be guaranteed by the Company under a Guarantee Agreement (the "Guarantee Agreement") between the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee") to the extent described in the Memorandum (as hereinafter defined).

      The Trust will purchase from Servico, Inc., a Florida corporation (the "Company"), up to $207,474,250 aggregate principal amount of the Company's 7% Convertible Junior Subordinated Debentures (the "Debentures") with the proceeds of the sale of the CRESTS and its common securities (the "Trust Common Securities") as set forth in the Memorandum. The CRESTS will be issued under the Trust's Amended and Restated Declaration of Trust (the "Declaration") among the Company, as Sponsor, and the trustees of the Trust (the "Trustees") and the Debentures will be issued under an Indenture between the Company and Wilmington Trust Company, as trustee (the "Indenture Trustee"), (together with the related supplemental indenture governing the Debentures, the "Indenture"). The
Debentures are convertible into shares of Common Stock, $.01
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par value per share, of the Company at an initial conversion price of $21.42 per share, subject to adjustment. The Common Stock of the Company (including any other shares of common stock into which the CRESTS are or become convertible or exchangeable in accordance with their terms) is hereinafter referred to as the Common Stock. Wilmington Trust Company will act as property trustee under the Declaration (the "Property Trustee").

      This is to confirm the agreement concerning the purchase of the CRESTS from the Trust by the Initial Purchaser.

      The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and in the Memorandum and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers at any time after the date of this Agreement. The CRESTS will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom.

      In connection with the sale of the CRESTS, the Trust and the Company will prepare an offering memorandum setting forth or incorporating by reference a description of the terms of the CRESTS, the Debentures and the Guarantee Agreement, the terms of the offering, a description of the Company and the Trust and Impac Hotel Group, L.L.C. ("Impac") and any material developments relating to the Company occurring after the date of the most recent financial statements included therein (such memorandum, including all documents incorporated by reference therein, the "Memorandum").

      1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

            (a) The Memorandum as of its date did not, and the Memorandum as of the First Delivery Date (as hereinafter defined) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in the Memorandum based upon the Initial Purchaser's Information (as hereinafter defined). Reference herein to the Memorandum shall be deemed to refer to and include any document filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is incorporated in the Memorandum by reference, and any reference to any amendment or supplement to the Memorandum shall be deemed to refer to and include


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      any document filed under the Exchange Act after the date of the Memorandum and incorporated by reference in the Memorandum.

            (b) Assuming the accuracy of the Initial Purchaser's representations, warranties and agreements set forth in Section 4 hereof, it is not required by applicable law or regulation in connection with the offer, sale and delivery of the CRESTS to the Initial Purchaser or the initial reoffer and resale of the CRESTS by the Initial Purchaser solely in the manner contemplated by the Memorandum and this Agreement to register the CRESTS, the Debentures or the Common Stock under the Securities Act or to qua1ify the Declaration, the Guarantee Agreement or the Indenture in respect of the CRESTS, the Debentures or the Common Stock under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (c) The Company and each of its subsidiaries (as defined in Section
      15) have been duly organized and are validly existing as corporations, general or limited partnerships or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations, limited partnerships or limited liability companies, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect (as defined), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

            (d) The Company has an authorized capitalization as set forth in the Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Memorandum; and all of the issued shares of capital stock, partnership interests or limited liability company membership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued and (except for partnership interests of general partners) are fully paid and non-assessable and, except as set forth in
      Schedule 1(d), are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

            (e) The documents incorporated or deemed to be incorporated by reference in the Memorandum, at the time they were or hereafter are


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      filed with the Securities and Exchange Commission (the "Commission")
      (collectively, the "Incorporated Documents"), except to the extent amended or modified on a subsequent date prior to the date of the Memorandum, complied and will comply in all material respects with the requirements of the Exchange Act, provided that the Joint Preliminary Proxy Statement/Prospectus on Schedule 14A filed on April 27, 1998 does not comply as to form with the roll-up rules under Item 900 et seq. of Regulation S-K under the Securities Act and, when read together with the other information in the Memorandum, at the date of the Memorandum and at each Delivery Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (f) Each of the Indenture and the Guarantee Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company (assuming, in the case of the Indenture, due execution and delivery by the Indenture Trustee and, in the case of the Guarantee Agreement, due execution and delivery by the Guarantee Trustee) will each constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Debentures have been duly authorized, and, when duly executed, authenticated and issued and delivered as provided in the Indenture against payment of the purchase price therefor as provided in the Indenture, will be validly issued and outstanding, and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; all of the shares of Common Stock issuable upon conversion of the Debentures have been duly and validly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the terms of the Indenture, will be duly and validly issued, fully paid and non-assessable; and the Indenture, the Debentures and the Guarantee Agreement, when issued and delivered, and the Common Stock issuable


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      upon conversion of the Debentures will conform in all material respects to the descriptions thereof contained in the Memorandum.

            (g) This Agreement has been duly authorized, executed and delivered by the Company and the Registration Rights Agreement (the "Registration Rights Agreement") has been duly authorized and will be duly executed and delivered by the Company.

            (h) Assuming the accuracy of the Initial Purchaser's representations, warranties and agreements set forth in Section 4 hereof, the execution, delivery and performance of this Agreement, the Guarantee Agreement, the Registration Rights Agreement, the Merger Agreement (as hereinafter defined), the Indenture and the Debentures by the Company, the purchase of the Trust Common Securities by the Company from the Trust, the issuance and delivery of the Common Stock issuable on conversion of the Debentures and the consummation by the Company of the transactions contemplated herein (the "Company Transactions") will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any existing statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties or assets; and except for such consents, approvals, authorizations, registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and distribution of the CRESTS by the Initial Purchaser and the issuance and delivery of the Common Stock upon conversion of the Debentures and the consummation of the Merger Agreement,
      (ii) in connection with the consummation of the Merger Agreement as described therein, (iii) by the NYSE for the Common Stock issuable on conversion of the Debentures and (iv) in connection with the filing of the registration statement pursuant to the Registration Rights Agreement, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the Company Transactions.

            (i) Except as set forth in the Memorandum, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the


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      Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Securities Act.

            (j) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Memorandum; and, since such date, other than as set forth or contemplated in the Memorandum, (i) there has been no material adverse change in the financial condition, results of operation or business of the Company, or any subsidiary of the Company, whether or not arising in the ordinary course of business, (ii) no material casualty loss or material condemnation or other material adverse event with respect to any property has occurred, (iii) other than the Agreement and Plan of Merger, dated as of March 20, 1998 (the "Merger Agreement"), among Lodgian, Inc. ("Lodgian"), the Company, Impac, SHG-S Sub, Inc. and SHG-I Sub, L.L.C., there have been no transactions or acquisition agreements entered into by the Company, or any subsidiary of the Company, other than those in the ordinary course of business, which are material with respect to such entity, (iv) there has been no material adverse change in a dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (v) there has been no change in the capital stock of the Company, or any increase in the indebtedness of the Company or any subsidiary not in the ordinary course of business.

            (k) The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Memorandum present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The pro forma financial information included in the Memorandum has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the Securities Act and the Rules and Regulations and AICPA guidelines with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of each of the Company, Lodgian and Impac


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      at the respective dates indicated and the results of its respective operations for the respective periods specified. The assumptions underlying the pro forma adjustments are reasonable.

            (l) Ernst & Young LLP and Coopers & Lybrand, L.L.P., who have certified certain financial statements of the Company and Lodgian and Impac, respectively, whose reports appear in the Memorandum or are incorporated by reference therein and who have delivered the initial letters referred to in Sections 8(e) and 8(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

            (m) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. There is issued and outstanding with respect to each of the wholly owned or partially owned hotels ("Owned Hotels") an ALTA form of owner's title insurance policy (or local equivalent with respect to those Owned Hotels located in jurisdictions where an ALTA form of owner's title insurance policy is not available) insuring the fee simple or leasehold estate of the applicable subsidiary of the Company in the Owned Hotel owned by such subsidiary in an amount at least equal to the acquisition price of such Owned Hotel, and each such title insurance policy is in full force and effect.

            (n) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

            (o) Each of the Company and its subsidiaries possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such


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      certificates, authorizations or permits would not have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries (a "Material Adverse Effect"), and none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a Material Adverse Effect.

            (p) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses and franchises necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others. Any prior notice received by the Company or any subsidiary from any franchisor terminating, or threatening to terminate, the current franchise agreement for any Owned Hotel has been cured, is no longer effective, or has been waived by the party issuing such notice.

            (q) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (r) No relationship, direct or indirect, exists between or among the Company or any its subsidiaries and the Trust on the one hand, and the directors, officers, stockholders customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Memorandum which is not so described.

            (s) There is (i) no material unfair labor practice complaint pending against the Company or its subsidiaries nor, to the best knowledge of the Company, threatened against any of them before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or its subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) no material strike, labor dispute,


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      slowdown or stoppage pending against the Company or its subsidiaries nor, to the best knowledge of the Company, threatened against the Company or its subsidiaries which could reasonably be expected to have a Material Adverse Effect.

            (t) None of the Company or any subsidiary has violated any safety or similar law applicable to its business nor any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws which in each case could reasonably be expected to result in a Material Adverse Effect.

            (u) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company or its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (v) The Company and each of its subsidiaries have filed all material federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or its subsidiaries have any knowledge of) any tax deficiency which, if determined adversely to the Company of any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; the amounts currently set up as provisions for taxes or otherwise by the Company and its subsidiaries on their books and records are sufficient for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, and for which the Company and its subsidiaries may be liable in their own right or as a transferee of the assets of, or as successor to any


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      other corporation, association, partnership, limited liability company, joint venture or other entity.

            (w) Since the date as of which information is given in the Memorandum through the date hereof, and except as may otherwise be disclosed in the Memorandum, the Company and its subsidiaries have not (i) other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, issued or granted any securities,
      (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

            (x) The Company and its subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its books, records and accounts is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

            (y) Neither the Company nor any of its subsidiaries (i) is in violation of its charter, by-laws, partnership agreement or operating agreement, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, franchise agreement, management agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business which violation or failure could reasonably be expected to have a Material Adverse Effect.

            (z) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any

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      corporate, partnership or company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate, partnership or company funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (aa) There has been no storage, disposal, generation, manufacture, refinement, installation, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes, petroleum or petroleum products (including crude oil or any fraction thereof), hazardous substances or any other substances which pose a hazard to human health, safety, natural resources, industrial hygiene or the environment or which cause or threaten to cause a nuisance by the Company, any of its subsidiaries, (or, to the knowledge of the Company, by any of their predecessors in interest or by any other entity) at, upon or from any of the property now or previously owned, leased or, to the knowledge of Company, operated by the Company or its subsidiaries except to the extent commonly used in the normal operations of such property, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require investigation, monitoring, removal action, corrective action, remedial action or other response action ("response action") under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or response action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and response actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release or threatened release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes, petroleum or petroleum products (including crude oil or any fraction thereof, hazardous substances or any other substances which pose a hazard to human health, safety, natural resources, industrial hygiene or the environment or which cause or threaten to cause a nuisance, except for any such spill, discharge, leak, emission, injection, escape, dumping or release or threatened release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings, releases and threatened releases, a Material Adverse Effect; and the terms "hazardous wastes," "solid wastes," "toxic wastes," "hazardous substances," "petroleum," "petroleum products" and "medical wastes"

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      shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

            (bb) Neither the Company nor any subsidiary (including the Trust) is, or will be as a result of the offer and sale of the CRESTS hereunder, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the rules and regulations of the Commission thereunder.

            (cc) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, nor will the Company or any Affiliate sell, offer to sell, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the CRESTS in a manner that would require the registration under the Securities Act of the CRESTS; nor has the Company or any Affiliate engaged in, nor will they engage in, any form of general solicitation or general advertising in connection with the offering of the CRESTS (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (dd) Except as permitted by the Securities Act, the Company has not distributed and, prior to the later to occur of the Second Delivery Date and completion of the distribution of the CRESTS, will not distribute any offering material in connection with the offering and sale of the CRESTS other than the Memorandum.

            (ee) When the CRESTS are issued and delivered pursuant to this Agreement, such CRESTS will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

            (ff) Neither the Company nor any of its subsidiaries has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the CRESTS to facilitate the sale or resale of the CRESTS.

      2. Representations, Warranties and Agreements of the Company and the Trust. The Company and the Trust, jointly and severally, represent, warrant and agree that:

            (a) The Trust has been duly created and is validly existing as a statutory business trust organized under the Business Trust Act of the State of Delaware (chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sec. 3801 et seq.) (the "Delaware Business Trust Act") with the trust power and authority to own property and conduct its business as described in the Memorandum, and has conducted and will conduct no business other than the transactions contemplated by this Agreement as described in the Memorandum; the Trust is not a party to or bound by any agreement or instrument other than this Agreement and the Declaration; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and such Declaration as described in the Memorandum; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

            (b) The Declaration has been duly authorized and, when duly executed and delivered by the Company, as Sponsor, and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee (as defined in the Declaration), will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and will conform in all material respects to the description thereof in the Memorandum.

            (c) All of the outstanding beneficial ownership interests in the Trust have been, and the CRESTS and the Trust Common Securities, upon issuance and delivery and payment therefor in the manner described herein, will be, duly authorized, validly issued, fully paid and non-assessable and will conform in all material respects to the descriptions of the CRESTS and the Trust Common Securities contained in the Memorandum.

            (d) This Agreement has been duly authorized, executed and delivered by the Trust; the Registration Rights Agreement has been duly authorized by the Trust and will be duly executed and delivered by the Trust.

            (e) The execution, delivery and performance of this Agreement, the Declaration, the Registration Rights Agreement, the Trust Common Securities and the CRESTS by the Trust, the purchase of the Debentures by the Trust from the Company, the distribution of the Debentures upon the liquidation of the Trust in the circumstances contemplated by the Declaration and described in the Memorandum, and the consummation of the transactions contemplated herein (the "Trust Transactions"), will not result in a violation of any existing statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its assets; and except for such consents, approvals, authorizations, registrations or qualifications as may be required (i) with respect to the filing of the registration statement pursuant to the Registration Rights Agreement and (ii) under applicable state securities laws in connection with the purchase and distribution of the CRESTS by the Initial Purchaser, no consent, approval, authorization or order of or filing or registration with, any such court or governmental agency or body is required to be made by the Trust for the Trust Transactions.

            (f) The Trust is not an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

      3. Purchase of the CRESTS by the Initial Purchaser. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Trust agrees to sell Firm CRESTS to the Initial Purchaser and the Initial Purchaser agrees to purchase 3,500,000 of the Firm CRESTS.

      In addition, the Trust grants to the Initial Purchaser an option to purchase up to 525,000 Option CRESTS. Such option is granted solely for the purpose of covering overallotments in the sale of CRESTS and is exercisable as provided in Section 5 hereof.

      The price of both the Firm CRESTS and any Option CRESTS shall be 100% of the aggregate liquidation amount thereof plus accumulated distributions, if any, from the first date of original issuance thereof.

      The Trust shall not be obligated to deliver any of the CRESTS to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the CRESTS to be purchased on such Delivery Date as provided herein.

      As compensation to the Initial Purchaser for its commitment hereunder, the Company will, on the applicable Delivery Date (as defined in Section 5) pay to the Initial Purchaser, an amount equal to 3.5% of the aggregate liquidation amount of the CRESTS to be delivered by the Trust hereunder on such Delivery Date.

      4. Sale and Resale of the CRESTS by the Initial Purchaser. The Initial Purchaser has advised the Company that it proposes to offer the CRESTS for resale upon the terms and conditions set forth in this Agreement and in the Memorandum. The Initial Purchaser hereby represents and warrants to, and agrees with the Company and the Trust that such Initial Purchaser (i) is purchasing the CRESTS in a private sale exempt from registration under the Securities Act, (ii) will not solicit offers for, or offer or sell, the CRESTS by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (iii) will solicit offers for the CRESTS only from, and will offer, sell or deliver the CRESTS, as part of their initial offering, only to persons whom such Initial Purchaser reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, (iv) is a Qualified Institutional Buyer, (v) is not acquiring the CRESTS with any present intention of offering or selling any of the CRESTS in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction, and (vi) will not offer, sell or deliver any of the CRESTS in any jurisdiction outside the United States except in compliance with applicable laws, and will take at its own expense whatsoever action is required to permit the purchase and resale of the CRESTS in such jurisdictions. The Initial Purchaser understands that no action has been taken to permit an offering in any jurisdiction outside the United States where action would be required for such purpose. The Initial Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 8 hereof, counsel to the Company, will rely upon the accuracy and truth of the foregoing representations and the Initial Purchaser hereby consents to such reliance.

      5. Delivery of and Payment for the CRESTS. Delivery of and payment for the Firm CRESTS shall be made at the office of Davis Polk & Wardwell at 450 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on the tenth full business day following the date of this

Agreement or at such other date or place as shall be determined by agreement between the Initial Purchaser and the Company. This date and time are sometimes referred to as the "First Delivery Date".

      On the First Delivery Date, the Trust shall deliver or cause to be delivered the Firm CRESTS to the Initial Purchaser against payment to or upon the order of the Trust of the purchase price by irrevocable wire transfer of immediately available funds to such account as the Company shall specify on behalf of the Trust. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchaser hereunder. Upon delivery, the Firm CRESTS shall be in the form of one or more global Firm CRESTS registered in the name of Cede & Co., as nominee of The Depository Trust Company.

      At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 3 may be exercised by written notice being given to the Company on behalf of the Trust by the Initial Purchaser. Such notice shall set forth the aggregate number of Option CRESTS as to which the option is being exercised and the date and time, as determined by the Initial Purchaser, when the Option CRESTS are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option CRESTS are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date".

      Delivery of and payment for the Option CRESTS shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Initial Purchaser and the Company on behalf of the Trust) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Trust shall deliver or cause to be delivered the Option CRESTS to the Initial Purchaser against payment to or upon the order of the Trust of the purchase price by irrevocable wire transfer of immediately available funds to such account as the Company shall specify on behalf of the Trust. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Initial Purchaser hereunder. Upon delivery, the Option CRESTS shall be in the form of one or more global Option CRESTS registered in the name of Cede & Co., as nominee of The Depository Trust Company.

      On each Delivery Date, the Company will pay, or cause to be paid, the commission payable on such Delivery Date to the Initial Purchaser under the last paragraph of Section 3 by wire transfer in immediately available funds to such account as the Initial Purchaser shall specify.

      6. Further Agreements of the Company and the Trust. Each of the Company and the Trust agrees:

            (a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, to confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any CRESTS for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (ii) the happening of any event that makes any statement of a material fact made in the Memorandum untrue or that requires the making of any additions to or changes in the Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use every reasonable effort to prevent the issuance of any stop order or order suspending the qualification or exemption of the CRESTS under any state securities or blue sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the CRESTS under any state securities or blue sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

            (b) To furnish to the Initial Purchaser, without charge, as many copies of the Memorandum and any supplements and amendments thereto as the Initial Purchaser may reasonably request and any document incorporated by reference in the Memorandum (excluding exhibits thereto).

            (c) Prior to making any amendment or supplement to the Memorandum, the Company shall furnish a copy thereof to the Initial Purchaser and counsel to the Initial Purchaser and will not effect any such amendment or supplement to which the Initial Purchaser shall reasonably object by notice to the Company after a reasonable period of review.

            (d) If, at any time prior to completion of the distribution of the CRESTS by the Initial Purchaser to purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for you or counsel for the Company, to amend or supplement the

      Memorandum in order that the Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend or supplement the Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Memorandum, as so amended or supplemented, will comply with applicable law and to furnish you such number of copies as you may reasonably request.

            (e) So long as the CRESTS are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to furnish to holders of the CRESTS and prospective purchasers of CRESTS designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, if applicable.

            (f) For a period of five years following the date of the Memorandum, to furnish to the Initial Purchaser copies of all materials furnished by the Company, Impac and Lodgian to their shareholders and all public reports and all reports and financial statements furnished by the Company, Impac and Lodgian to the principal national securities exchange or automatic quotation system upon which the Common Stock may be listed or quoted pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

            (g) Promptly from time to time to take such action as the Initial Purchaser may reasonably request to qualify the CRESTS and the Common Stock issuable upon conversion of the Debentures for offering and sale in the manner contemplated in Section 4 hereof under the securities laws of such jurisdictions as the Initial Purchaser may request and to comply with such laws so as to permit the continuance of sales and dealings therein in the manner contemplated in Section 4 hereof in such jurisdictions for as long as may be necessary to complete the distribution of the CRESTS; provided that in connection therewith, neither the Company nor the Trust shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

            (h) During the period of 90 days following the date of the Offering Memorandum, not to, without the prior written consent of the Initial Purchaser (which consent may be withheld at the sole discretion of the Initial Purchaser), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock (which term, for purposes of this subparagraph (h) only, shall include common stock of Lodgian following the Merger), options, warrants or rights to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as set forth in the Memorandum or as required by the Merger Agreement and other than the Common Stock issuable upon conversion of the Debentures); provided, however, that the Company (or Lodgian) may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, warrants or rights, pursuant to any stock option, stock bonus or other stock plan or any arrangement or other employee compensation or benefit plan existing on the date hereof, as contemplated in the Merger, created for Lodgian in connection with the Merger or pursuant to currently outstanding options, warrants or rights and may file any registration statement under the Securities Act in respect thereof.

            (i) On the date hereof, to furnish to the Initial Purchaser an agreement in the form of Exhibit A hereto from David Buddemeyer, Warren M. Knight, Robert Cole and certain entities affiliated with John M. Lang, as agreed between the parties hereto and each such agreement shall be in full force and effect on the First Delivery Date.

            (j) To use its best efforts to permit the CRESTS to be designated Private Offerings, Resales and Trading through Automated Linkages Market ("PORTAL") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the CRESTS to be eligible for clearance and settlement through The Depository Trust Company (the "DTC").

            (k) To apply the net proceeds from the sale of the CRESTS being sold by the Trust as set forth in the Memorandum.

            (l) Not to, and to cause its affiliates not to, solicit any offer to buy or offer to sell the CRESTS by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (m) Until the expiration of two years after the last date of original issuance of the Securities, not to, and to cause its Affiliates not to, resell any CRESTS that were acquired beneficially or of record by the Company or such Affiliate if such CRESTS were "restricted securities" (as such term is defined under Rule 144(a)(3) under the Securities Act) when so acquired unless such resale is registered pursuant to the Securities Act.

            (n) Not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the CRESTS in a manner that would require the registration under the Securities Act of the CRESTS.

            (o) To use its best efforts to complete the listing of the Common Stock issuable upon conversion of the Debentures on the New York Stock Exchange, Inc. prior to the initial issuance of such Common Stock.

            (p) To take such steps as shall be necessary to ensure that none of the Company, any subsidiary of the Company nor the Trust shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

      7. Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and with the transactions contemplated hereby, including without limitation: (a) the costs incident to the authorization, issuance, sale and delivery of the CRESTS and any taxes payable in that connection; (b) the costs incident to the preparation and printing of the Memorandum and any amendments or supplements thereto; (c) the costs of distributing the Memorandum and any amendments or supplements thereto or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) all fees and expenses of the Company's and the Trust's counsel, independent public or certified public accountants and other advisors; (f) the fees and expenses of qualifying the CRESTS under the securities laws of the several jurisdictions as provided in Section 6(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Initial Purchaser); (g) any fees charged by securities rating services for rating the

CRESTS; (h) all fees and expenses, if any, incurred in connection with the admission of the CRESTS for trading in PORTAL; (i) the fees and expenses of the Trustees, the Indenture Trustee and the Guarantee Trustee including fees and disbursements to the counsel of such trustees in connection with the Indenture, the Memorandum and the transactions contemplated thereby: and (j) all other costs and expenses incident to the performance of the obligations of the Company and the Trust under this Agreement; provided that, except as provided in this
Section 7 and in Section 11, the Initial Purchaser shall pay its own costs and expenses, including the costs and expenses of its counsel, any transfer taxes on the CRESTS which it may sell and the expenses of advertising any offering of the CRESTS made by the Initial Purchaser.

      8. Conditions of Initial Purchaser's Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy, when made and on each Delivery Date, of the respective representations and warranties of the Company and the Trust contained herein, to the performance by the Company and the Trust of their respective obligations hereunder, and to each of the following additional terms and conditions:

            (a) The Initial Purchaser shall not have discovered and disclosed to the Company or the Trust on or prior to such Delivery Date that the Memorandum or any amendment or supplement thereto contains any untrue statement of any fact which, in the opinion of the Initial Purchaser, is material or omits to state any fact which, in the opinion of the Initial Purchaser, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

            (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Declaration, the Indenture, the Debentures, the Guarantee Agreement, the Registration Rights Agreement, the Common Stock issuable upon conversion of the Debentures, the CRESTS, the Merger Agreement and the Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchaser, and the Company and the Trust shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            (c) Steams Weaver Miller Weissler Alhadeff & Sitterson, P.A. shall have furnished to the Initial Purchaser its written opinion, as counsel to the Company, addressed to the Initial Purchaser and dated the Delivery

      Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that:

                  (i) The Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Florida, and has corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged;

                  (ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business (as set forth in certificates of officers of the Company, upon which such counsel is relying without independent investigation), except where the failure to so qualify and be in good standing would not have a Material Adverse Effect;

                  (iii) Each subsidiary of the Company has been duly
            incorporated or formed and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and conduct the business in which it is engaged;

                  (iv) Each subsidiary is duly qualified as a foreign
            corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business (as set forth in certificates of officers of the Company, upon which such counsel is relying without independent investigation), except where the failure to so qualify or be in good standing would not have a Material Adverse Effect;

                  (v) All of the issued shares of capital stock, partnership interests or limited liability company membership interests, as the case may be, of each subsidiary have been duly authorized and validly issued (except for partnership interests of general partners), are fully paid and nonassessable, and are owned by the Company, to such counsel's knowledge, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity, except as set forth in Schedule 1(d);

                  (vi) The Company has an authorized capitalization as set forth in the Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Memorandum; all of the shares of Common Stock issuable upon conversion of the Debentures have been duly and validly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the terms of the Indenture, will be duly and validly issued, fully paid and non-assessable;

                  (vii) The CRESTS, the Declaration, the Indenture, the
            Debentures, the Guarantee Agreement, the Registration Rights Agreement and the Common Stock issuable upon conversion of the Debentures conform to the descriptions thereof contained in the Memorandum;

                  (viii) There are no statutory preemptive or, to such counsel's knowledge, other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of Common Stock issuable upon conversion of the Debentures pursuant to the Company's charter or bylaws or any agreement or other instrument known to such counsel;

                  (ix) To the best of such counsel's knowledge and other than as set forth in the Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (x) The Trust will be classified as a grantor trust for United
            States federal income tax purposes and not as an association or publicly traded partnership taxable as a corporation;

                  (xi) The Debentures will be classified as indebtedness for
            United States federal income tax purposes;

                  (xii) The statements contained in the Memorandum under the caption "Certain United States Federal Income Tax Consequences", insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

                  (xiii) All descriptions in the Memorandum of contracts and other documents which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Memorandum other than those described or referred to therein;

                  (xiv) This Agreement has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Trust;

                  (xv) The Indenture has been duly authorized, executed, and delivered by the Company and, when duly authorized, executed and delivered by the Indenture Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company, in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and implied covenant of good faith and fair dealing;

                  (xvi) The Debentures have been duly authorized, executed and delivered by the Company, and, when duly authenticated by the Indenture Trustee and upon payment and delivery as described in the Indenture, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                  (xvii) The Guarantee Agreement has been duly authorized,
            executed and delivered by the Company and, assuming due authorization, execution and delivery by the Guarantee Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                  (xviii) The Registration Rights Agreement has been duly
            authorized, executed and delivered by the Company and duly executed and delivered by the Trust and, assuming due authorization, execution and delivery by the Initial Purchaser, will constitute a valid and legally binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                  (xix) The Declaration has been duly authorized, executed and delivered by the Company;

                  (xx) Assuming the accuracy and fulfillment of the
            representations, warranties and agreements of the Company and the Initial Purchaser in this Agreement, the execution, delivery and performance of this Agreement, the Declaration, the Indenture, the Debentures, the Merger Agreement, the Guarantee Agreement and the Registration Rights Agreement and the issuance of shares of Common Stock upon conversion of the Debentures by the Company and the Trust, as applicable, will not constitute a breach of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, franchise agreement, management agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which breach, conflict or default is reasonably likely to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter, bylaws or limited partnership agreement of the Company or any of its subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body of the United States or the State of Florida having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets; and, except for the registration of the CRESTS, the Guarantee Agreement, the Debentures and the Common Stock issuable upon conversion of the Debentures under the Securities Act pursuant to the Registration Rights Agreement and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state laws in connection with the purchase and distribution of the CRESTS by the Initial Purchaser, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Declaration, the Guarantee Agreement, the Registration Rights Agreement, the Indenture or the Debentures by the Company and the consummation of the transactions contemplated hereby and thereby and the issuance of the Common Stock upon conversion of the Debentures;

                  (xxi) Assuming the accuracy and fulfillment of the
            representations, warranties and agreements of the Company and the Initial Purchaser in this Agreement, no registration of the CRESTS, the Guarantee Agreement, the Convertible Debentures or the issuance of shares of Common Stock upon conversion of the Debentures under the Securities Act, and no qualification of the Declaration, the Guarantee Agreement or the Indenture under the Trust Indenture Act, is required for the offer and sale of the CRESTS by the Company to the Initial Purchaser or the initial reoffer and resale of the CRESTS by the Initial Purchaser solely in the manner contemplated by the Memorandum;

                  (xxii) Neither the Company nor any subsidiary (including the
            Trust) is, or will be as a result of the offer and sale of the CRESTS hereunder, an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

                  (xxiii) To the best of such counsel's knowledge, except as set forth in the Memorandum there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company or Lodgian to file a registration statement under the Securities Act with respect to any securities of the Company of Lodgian owned or to be owned by such person or to require the Company or Lodgian to include such securities in the securities to be registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by the Company or Lodgian under the Securities Act;

                  (xxiv) When the CRESTS are issued and delivered pursuant to this Agreement, such CRESTS will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system;

                  (xxv) The Incorporated Documents, when they were filed with the Commission, except to the extent amended or modified on a subsequent date prior to the date of the Memorandum complied as to form in all material respects with the requirements of the Exchange Act, provided that the Joint Preliminary Proxy Statement/Prospectus on Schedule 14A filed on April 27, 1998 does not comply as to form with the roll-up rules under Item 900 et seq. of Regulation S-K under the Securities Act; and

                  (xxvi) The Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contained all of the information required under Rule 144A(d)(4) of the Securities Act.

      In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Florida and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of Delaware; and
(ii) assume (to the extent such counsel deems proper and specifies in its opinion), as to matters involving the application of the laws of the State of New York, that the laws of New York are identical to the laws of the State of Florida. Such counsel shall also have furnished to the Initial Purchaser a written statement, addressed to the Initial Purchaser and dated such Delivery Date, in form and substance satisfactory to the Initial Purchaser, to the effect that (x) such counsel has acted as counsel to the Company on a regular basis, has acted as counsel to the Company in connection with previous financing transactions and has acted as counsel to the

Company in connection with the preparation of the Memorandum, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that (I) the Memorandum (except for financial statements and schedules and other financial data and information relating solely to Impac included therein or omitted therefrom, as to which counsel need make no statement), as of its date or as of such Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (II) any document incorporated by reference in the Memorandum or any further amendment or supplement to any such incorporated document made by the Company prior to such Delivery Date (except for financial statements and schedules and other financial data and information relating solely to Impac included therein or omitted therefrom as to which counsel need make no statement), when they became effective or were filed with the Commission, as the case may be, except to the extent amended or modified on a subsequent date prior to the date of the Memorandum contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that, in making such statement, such counsel may, with respect to information relating to Lodgian that is derived from information relating solely to Impac included in or omitted from the Memorandum, assume that such information relating solely to Impac contains no material misstatements or omissions. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Memorandum except for the statements made in the Memorandum under the captions "Description of the CRESTS," "Description of the Convertible Debentures," "Description of the Guarantee," "Description of Common Stock," "Relationship Among the CRESTS, the Convertible Debentures and the Guarantee," and "Certain United States Federal Income Tax Consequences, insofar as such statements relate to and concern legal matters.

            (d) Powell, Goldstein, Frazer & Murphy LLP, shall have furnished to the Initial Purchaser a written statement, as counsel to Impac, addressed to the Initial Purchaser and dated such Delivery Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that (x) such counsel has acted as counsel to Impac on a regular basis, has acted as counsel to Impac in connection with previous financing transactions and has acted as counsel to Impac in connection with the preparation of the Memorandum, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that
      (I) the Memorandum (except for operating statistics, financial statements, financial schedules and other financial data relating to Impac or any other entity and any other information that does not relate solely to Impac included therein or omitted therefrom, as to which counsel need make no statement), as of its date or as of such Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (II) any document incorporated by reference in the Memorandum or any further amendment or supplement to any such incorporated document made by Impac prior to such Delivery Date (except for operating statistics, financial statements, financial schedules and other financial data relating to Impac or any other entity and any other information that does not relate solely to Impac included therein or omitted therefrom as to which counsel need make no statement), when they became effective or were filed with the Commission, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (e) Richards, Layton & Finger, Delaware counsel for the Company and the Trust, shall have furnished to the Initial Purchaser their written opinion, on certain matters of Delaware law relating to the validity of the CRESTS, addressed to the Initial Purchaser and dated the Delivery Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that:

                  (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act with the business trust power and authority to own property and to conduct its business as described in the Memorandum and to enter into and perform its obligations under each of this Agreement, the CRESTS, the Trust Common Securities, the Registration Rights Agreement;

                  (ii) The Trust Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Memorandum will be validly issued undivided beneficial ownership interests in the assets of the Trust; under the Delaware Business Trust Act and the Declaration, the issuance of the Common Securities is not subject to preemptive or other similar rights;

                  (iii) The CRESTS have been duly authorized by the Declaration and, when issued and delivered against payment of the consideration as set forth in this Agreement, the CRESTS will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial ownership interests in the Trust, the holders of the CRESTS will be entitled to the benefits of the Declaration and will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit (such counsel may note that the holders of CRESTS will be subject to the withholding provisions of
            Section 10.4 of the Declaration and will be required to make payment or provide indemnity or security as set forth in the Declaration);

                  (iv) Under the Declaration and the Delaware Business Trust
            Act, all necessary trust action has been taken to duly authorize the execution and delivery by the Trust of this Agreement and the Registration Rights Agreement;

                  (v) Assuming the Declaration has been duly authorized by the
            Company and has been duly executed and delivered by the Company and the Regular Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration constitutes a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, receivership, liquidation, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies, (ii) general principles of equity including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) considerations of public policy and the effect of applicable law relating to rights of indemnification or contribution;

                  (vi) The issuance and sale by the Trust of the CRESTS, the purchase by the Trust of the Debentures, the execution, delivery and performance by the Trust of this Agreement and the Registration Rights Agreement, the consummation by the Trust of the transactions contemplated by this Agreement and the Registration Rights Agreement and compliance by the Trust with its obligations hereunder and thereunder will not violate (i) any of the provisions of the Certificate of Trust or the Declaration or
            (ii) any applicable Delaware law or administrative regulation; and

                  (vii) Assuming that the Trust derives no income from or
            connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware Trustee as required by the Delaware Trust Act and the filing of documents with the Secretary of State of Delaware) or employees in the State of Delaware, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or agency (other that as may be required under the securities or blue sky laws of the state of Delaware, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery by the Trust of this Agreement or the Registration Rights Agreement or the offering, issuance, sale or delivery of the CRESTS.

            In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the laws of the State of Delaware.

            (f) On or prior to the First Delivery Date, the Company and Impac shall have filed with the Commission an amendment to the Joint Preliminary Proxy Statement/Prospectus on Schedule 14A filed on April 27, 1998 and a response to the comment letter of the staff of the Commission dated May 28, 1998 relating thereto, which amendment and response shall be appropriately responsive, in the judgment of the Initial Purchaser, to the comments contained in such letter.

            (g) With respect to the letter of Ernst & Young LLP delivered to the Initial Purchaser concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Initial Purchaser a letter of such accountants, addressed to the Initial Purchaser and dated such Delivery Date in the form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements of the Company and Lodgian and certain financial information relating to the Company and Lodgian contained or incorporated by reference in the Memorandum as amended or supplemented on such Delivery Date.

            (h) With respect to the letter of Coopers & Lybrand delivered to the Initial Purchaser concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Initial Purchaser a letter of such accountants, addressed to the Initial Purchaser and dated such Delivery Date in the form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements of Impac and certain financial information relating to Impac contained or incorporated by reference in the Memorandum as amended or supplemented on such Delivery Date.

            (i) The Company shall have furnished to the Initial Purchaser a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                  (i) The representations, warranties and agreements of the
            Company and the Trust in Sections 1 and 2 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein;

                  (ii) (A) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Memorandum or (B) since such date there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries and no event has occurred which is material to the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Memorandum; and

                  (iii) They have carefully examined the Memorandum and, in
            their opinion (A) the Memorandum, as of their respective dates, did not include any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of the

            Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Memorandum that have not been so set forth.

            (j) Impac shall have furnished to the Initial Purchaser a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                  (i) (A) Neither Impac nor any of its subsidiaries has
            sustained since the date of the latest audited financial statements included or incorporated by reference in the Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Memorandum or (B) since such date there has not been any change in the capital stock or long-term debt of Impac or any of its subsidiaries and no event has occurred which is material to the consolidated financial position, stockholders' equity, results of operations, business or prospects of Impac and its subsidiaries, otherwise than as set forth or contemplated in the Memorandum; and

                  (ii) They have carefully examined the Memorandum, and, in
            their opinion (A) the Memorandum, as of their respective dates, did not include any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of the Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Memorandum that have not been so set forth.

            (k) (i) Neither the Company nor Impac nor any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements of the Company or Impac, as the case may be, included or incorporated by reference in the Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Memorandum or (ii) since such date there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position. stockholders' equity or results of operations of the Company and its subsidiaries or of Impac and its subsidiaries, otherwise than as set forth or contemplated in the Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the judgement of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the CRESTS being delivered on such Delivery Date on the terms and in the manner contemplated in the Memorandum.

            (l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and
      (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

            (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the counter market, or trading in any securities of the Company on any exchange or in the over-the counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the public offering or delivery of the CRESTS being delivered on such Delivery Date on the terms and in the manner contemplated in the Memorandum.

            (n) The Initial Purchaser shall have received on the date hereof the Registration Rights Agreement executed by the Company and the Trust.

            (o) The CRESTS shall have been designated by the National Association of Securities Dealers, Inc. for trading in the PORTAL market.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Initial Purchaser.

      9. Indemnification and Contribution.

            (a) The Company shall indemnify and hold harmless the Initial Purchaser, its officers and employees and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of CRESTS), to which the Initial Purchaser's officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Memorandum (as amended or supplemented), or (B) in any blue sky application or other document prepared or executed by the Company or the Trust (or based upon any written information furnished by the Company or the Trust) specifically for the purpose of qualifying any or all of the CRESTS or the Common Stock issuable upon conversion of the Debentures under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in the Memorandum (as amended or supplemented), or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Initial Purchaser and each such officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum (as amended or supplemented), or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company by or behalf of the Initial Purchaser specifically for inclusion therein and described in Section 9(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Initial Purchaser or to any officer, employee or controlling person of the Initial Purchaser.

            (b) The Initial Purchaser shall indemnify and hold harmless the Company, its officers and employees, each of its directors, the Trust and each Trustee, and each person, if any, who controls the Company or the Trust within the meaning of the Securities Act, from and against any loss, claim damage or liability, joint or several, or any action in respect thereof, to which the Company, any such director, officer or employee, the Trust or any such Trustee or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained
      (A) in the Memorandum (as amended or supplemented), or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in the Memorandum (as amended or supplemented), or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by or behalf of the Initial Purchaser specifically for inclusion therein and described in Section 9(e), and shall reimburse the Company and any such director, officer or employee, the Trust or any such Trustee or such controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or employee, the Trust or any such Trustee or any such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Initial Purchaser may otherwise have to the Company or any such due director, or employee, the Trust or any such Trustee or any such controlling person.

            (c) Promptly after receipt by an indemnified party under this
      Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
      Section 9 except to the extent it has been materially prejudiced by such failure and, provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing,
      (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Initial Purchaser, if the indemnified parties under this Section 9 consist of any Initial Purchaser or any of their respective officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section consist of the Company or any of the Company's directors, officers, employees or the Trust, any Trustee or any of the Company's or the Trust's controlling persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

            (d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or (b) in respect of any loss, claim damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Initial Purchaser on the other from the offering of the CRESTS or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and the Initial Purchaser on the other with respect to the statements or omissions which resulted in such loss, claim damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Initial Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the CRESTS purchased under this Agreement (before deducting expenses) received by the Company and the Trust, on the one hand, and the total discounts and commissions received by the Initial Purchaser with respect to the CRESTS purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the CRESTS under this Agreement, in each case as set forth in the table on the cover page of the Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial

      Purchaser on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this
      Section 9(d) were to be determined by pro rata allocation (even if the Initial Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the CRESTS underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) The Initial Purchaser acknowledges that the statements regarding the Initial Purchaser's use and ownership of the service marks "Convertible Redeemable Equity Structured Trust Securities" and "CRESTS", the legend concerning stabilization on page iii of and the ninth and tenth paragraphs under the caption "Plan of Distribution" in, the Memorandum are correct and the Company acknowledges that such information constitutes the only information furnished in writing to the Company by or on behalf of the Initial Purchaser specifically for inclusion in the Memorandum.

      10. Termination. The obligations of the Initial Purchaser hereunder may be terminated by it by notice given to and received by the Company prior to delivery of and payment for the Firm CRESTS if, prior to that time, any of the events described in Sections 8(i), (j) or (k) shall have occurred or if the Initial Purchaser shall decline to purchase the CRESTS for any reason permitted under this Agreement.

      11. Reimbursement of Initial Purchaser's Expenses. If (a) the Trust shall fail to tender the CRESTS for delivery to the Initial Purchaser for any reason permitted under this Agreement, or (b) the Initial Purchaser shall decline to purchase the CRESTS for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 10), the Company shall reimburse the Initial Purchaser for the reasonable fees and expenses of their counsel and for such other out-of pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the CRESTS, and upon demand the Company shall pay the full amount thereof to the Initial Purchaser.

      12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission to NationsBanc Montgomery Securities LLC, 600 Montgomery Street, San Francisco, California 94111,
            Attention: Capital Markets/Syndicate Department (Fax: 415-913-5558);

            (b) if to the Company or the Trust, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Memorandum, Attention: David Buddemeyer (Fax:
            561-689-8946).

      Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

      13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company, the Trust and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company and the Trust contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Initial Purchaser and the person or persons, if any, who control the Initial Purchaser within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchaser contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and the Trustees of the Trust and any person controlling the Company or the Trust within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Trust and the Initial Purchaser contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the CRESTS and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

      15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" shall mean a "significant subsidiary" as such terms are defined in Rule 1-02 of Regulation S-X.

      16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

      17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

      18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

      If the foregoing correctly sets forth the agreement between the Company, the Trust and the Initial Purchaser, please indicate your acceptance in the space provided for that purpose below.

                                Very truly yours,


                                LODGIAN CAPITAL TRUST I

                                By: SERVICO, INC., as Sponsor


                                By: /s/ David Buddemeyer
                                   -----------------------------------
                                    Name: David Buddemeyer
                                    Title: Chief Executive Officer and President


                                SERVICO, INC.


                                By: /s/ David Buddemeyer
                                   -----------------------------------
                                    Name: David Buddemeyer
                                    Title: Chief Executive Officer and President


Accepted:

NATIONSBANC MONTGOMERY SECURITIES LLC


       By:
          ------------------------------------
          Authorized Representative

      If the foregoing correctly sets forth the agreement between the Company, the Trust and the Initial Purchaser, please indicate your acceptance in the space provided for that purpose below.

                                Very truly yours,


                                LODGIAN CAPITAL TRUST I

                                By: SERVICO, INC., as Sponsor


                                By:
                                   -----------------------------------
                                    Name:
                                    Title:


                                SERVICO, INC.


                                By:
                                   -----------------------------------
                                    Name:
                                    Title:


Accepted:

NATIONSBANC MONTGOMERY SECURITIES LLC


       By: /s/ [ILLEGIBLE]
          ------------------------------------
          Authorized Representative

                                                                       EXHIBIT A

June ___, 1998

NationsBanc Montgomery Securities LLC
600 Montgomery Street
San Francisco, California 94111

Re: Servico, Inc. (the "Company")

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock of the Company ("Common Stock", which term shall include the common stock of Lodgian, Inc. following the proposed merger between the Company and Impac Hotel Group, L.L.C.) or securities convertible into or exchangeable or exercisable for Common Stock. The Company and Lodgian Capital Trust I propose to carry out a private placement of Convertible Redeemable Equity Structured Trust Securities ("CRESTS"), which are convertible into shares of Common Stock (the "Offering") for which you will act as the Initial Purchaser. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into a purchase agreement with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of NationsBanc Montgomery Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), otherwise dispose of any shares of Common Stock, options, warrants or rights to acquire shares of Common Stock (other than the exercise of such options, warrants or rights), or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Offering Memorandum relating to the Offering. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock owned either or record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

_______________________________________________
Printed Name of Holder

By:____________________________________________
     Signature

_______________________________________________
Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)


                                      -44-